EXHIBIT (h)(5)

PARTICIPATION AGREEMENT

AMONG

CALAMOS® ADVISORS TRUST

CALAMOS® ADVISORS LLC

CALAMOS® FINANCIAL SERVICES LLC

and

TIAA-CREF LIFE INSURANCE COMPANY

THIS AGREEMENT, made and entered into as of this ___ day of _____ , 2006 by and among TIAA CREF Life Insurance Company(hereinafter, the “Company”), a ____________________ company, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each account hereinafter referred to as an “Account” and collectively as the “Accounts”), Calamos Advisors Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter the “Fund”), Calamos Advisors LLC (hereinafter the “Adviser”), a Delaware limited liability company, and Calamos Financial Services LLC (hereinafter the “Underwriter”), Delaware limited liability company.

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as (i) the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (hereinafter the “Variable Insurance Products”) offered by insurance companies that have entered into participation agreements with the Fund (hereinafter “Participating Insurance Companies”); and (ii) the investment vehicle for certain pension plans and retirement arrangements and accounts (“Retirement Plans”); and

WHEREAS, the beneficial interest in the Fund may be divided into several series of shares, each designated a “Portfolio” and representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available for Variable Insurance Products of Participating Insurance Companies; and

WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (“SEC”) granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the “1940 Act”) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, if and to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and Retirement Plans (hereinafter the “Shared Funding Exemption Order”); and

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and issues shares of beneficial interest registered under the Securities Act of 1933, as amended, (hereinafter the “1933 Act”) pursuant to a registration statement initially filed with the SEC on February 17, 1999 and effective on April 30, 1999; and

WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended and any applicable state securities laws; and

WHEREAS, the Adviser acts as investment Adviser to the Portfolios of the Fund; and

WHEREAS, the Company has registered or will register certain variable life insurance and variable annuity contracts supported wholly or partially by the Accounts (the “Contracts”) under the 1933 Act, and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement; and

WHEREAS, each Account is duly established and maintained as a validly segregated separate account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

WHEREAS, the Underwriter is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the “1934 Act”), and is a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company, on behalf of the Accounts intends to purchase and the Fund intends to offer shares of the Portfolios listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (“Designated Portfolios”), to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company also intends to purchase shares in other open-end investment companies or series thereof not affiliated with the Fund (“Unaffiliated Funds”) on behalf of the Accounts to fund the Contracts.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Adviser and the Underwriter agree as follows:

ARTICLE I

Sale of Fund Shares

1.1 The Underwriter agrees to sell to the Company those shares of the Designated Portfolios that the Accounts order, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Designated Portfolios.

1.2 The Fund agrees to make shares of each Designated Portfolio available for purchase at the applicable net asset value per share by the Company on behalf of the Accounts on those days on which the Fund calculates such Designated Portfolio’s net asset value pursuant to rules of the SEC, and the Fund shall use reasonable efforts to calculate such net asset value on the days and at the times described in the Fund’s prospectus (as of the close of the New York Stock Exchange on each day when the New York Stock Exchange is open for trading). Notwithstanding the foregoing, the Board of Trustees of the Fund (“Board”) may refuse to sell shares of any Designated Portfolio to any person, or suspend or terminate the offering of shares of any Designated Portfolio if such action is required by law or by regulatory authorities having jurisdiction, or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interest of the shareholders of such Designated Portfolio.

1.3 The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies or their separate accounts, or to certain Retirement Plans. No shares of any Designated Portfolios will be sold to the general public. However, it is understood by the Company that the Fund may sell shares of any Designated Portfolio to any person eligible to invest in that Designated Portfolio in accordance with applicable provisions of Section 817(h) under the Internal Revenue Code of 1986, as amended (“Code”) and the regulations thereunder, and that if such provisions are not applicable, then the Fund may sell shares of any Designated Portfolio to any person, including members of the general public. The Fund and the Underwriter will not sell shares of any Designated Portfolio to any insurance company or separate account unless an agreement containing provisions substantially the same as Sections 2.1, 3.4, 3.5 and 3.6 and Article VII of this Agreement is in effect to govern such sales.

1.4 The Fund agrees to redeem, on the Company’s request, any full or fractional shares of the Designated Portfolios held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, and receipt of requests for redemption by such designee by 4:00 p.m. New York time (the “Valuation Time”) shall constitute receipt by the Fund, except that the Fund reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and any rules or order thereunder, and in accordance with the procedures and policies of the Fund as described in the Fund’s then current prospectus.

1.5 For purposes of Sections 1.1 and 1.4, the Company shall be the designee of the Fund solely for receipt of purchase and redemption orders from the Accounts, and receipt by such designee shall constitute receipt by the Fund; provided that the Company receives the order prior to the Valuation Time on a Business Day and the Fund receives notice of such order by 9:30 a.m. New York time on the next following Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

1.6 The Company agrees to purchase and redeem the shares of each Designated Portfolio offered by the Fund’s then current prospectus in accordance with the provisions of such prospectus.

1.7 In the event of net purchases, the Company shall pay for shares of a Designated Portfolio on the next Business Day after receipt of an order to purchase shares of such Designated Portfolio. Payment shall be in federal funds transmitted by wire by 11:00 a.m. New York time. If payment in federal funds for any purchase is not received or is received by the Fund after 11:00 a.m. New York time on such Business Day, the Company shall promptly, upon the Fund’s request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. For purposes of Section 2.8 and 2.9 hereof, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.7A In the event of net redemptions, the Fund shall pay the redemption proceeds in federal funds transmitted by wire on the next Business Day after an order to redeem a Designated Portfolio’s shares is made in accordance with the provision of Section 1.4 hereof. Notwithstanding the foregoing, if the payment of redemption proceeds on the next Business Day would require the Designated Portfolio to dispose of securities or otherwise incur substantial additional costs and if the Fund had determined to settle redemption transactions for all shareholder of the Designated Portfolio on a delayed basis, proceeds shall be wired to the Company within seven (7) days and the Designated Portfolio shall notify in writing the person designated by the Company as the recipient for such notice of such delay by 3:00 p.m. New York time on the same Business Day that the Company transmits the redemption order to the Fund. For purposes of Section 2.8 and 2.9 hereof, upon receipt by the Company of the federal funds so wired, such funds shall cease to be the responsibility of the Fund and shall become the responsibility of the Company.

1.8 Unless otherwise determined by the Board, issuance and transfer of the shares of a Designated Portfolio will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares of a Designated Portfolio ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.9 The Fund shall furnish same-day notice by 6:00 p.m. New York time by wire or telephone, followed by written confirmation, to the Company of any income, dividends or capital gain distributions payable on shares of the Designated Portfolios. The Company hereby elects to receive all such income, dividends, and capital gain distributions as are payable on shares of a Designated Portfolio in additional shares of that Designated Portfolio. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions. The Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash. The Fund shall use its best efforts to furnish advance notice of the day such dividends and distributions are expected to be paid.

1.10 The Fund shall use its best efforts to make the net asset value per share for each Designated Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. New York time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. New York time. The Fund will provide NAV per share by modem with fax follow-up. Neither the Adviser nor the Fund shall be liable for any information provided to the Company pursuant to this Agreement, which information is based on incorrect information supplied by the Company or any other Participating Insurance Company.

1.11 If the Fund provides materially incorrect share net asset value information through no fault of the Company, the Company shall be entitled to an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct net asset value per share. The determination of the materiality of any net asset value pricing error shall be based on the SEC’s recommended guidelines, if any. The correction of any such errors shall be made at the Company level and shall be made pursuant to the SEC’s recommended guidelines. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Company. Upon notification by the Adviser of any overpayment due to a material error, the Company shall promptly remit to the Adviser any overpayment that has not been paid to Contract owners.

1.12 The Fund shall provide statements of account no less frequently than monthly (and if possible, shall provide the same daily or weekly on a rolling monthly basis) by the 15th day of the following month.

1.13 (a) The Company may withdraw the Account’s investment in the Fund or a Portfolio of the Fund only: (i) as necessary to facilitate Contract Owner requests; (ii) as provided in Article VII; or (iii) in the event that the shares of another investment company are substituted for Portfolio shares in accordance with the terms of the Contracts upon the (x) requisite vote of the contract owners having an interest in the affected Portfolios and the written consent of the Fund (unless otherwise required by applicable law); (y) upon issuance of an SEC exemptive order pursuant to Section 26(b) of the 1940 Act permitting such substitution; or (z) as may otherwise be permitted under applicable law.

(b) The Company shall not, without the prior written consent of the Fund (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

(c) The Fund shall not, without the prior written consent of the Company (unless otherwise required by applicable law), take any action to operate the Trust as a unit investment trust under the 1940 Act.

(d) The Company shall not, without the prior written consent of the Fund (unless otherwise required by applicable law), solicit, induce or encourage Contract Owners to change or modify the Fund or change the Fund’s investment adviser.

1.14 The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the shares of the Designated Portfolios (and other Portfolios of the Fund) may be sold to other insurance companies (subject to Section 1.3 and Article VII hereof) and Retirement Plans and the cash value of the Contracts may be invested in other investment companies.

ARTICLE II

Representations and Warranties

2.1 The Company represents and warrants that the interests of the Account (the “Contracts”) are or will be registered under the 1933 Act; that the Contracts will be continually issued, offered for sale and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a separate account under the ________ insurance laws and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a separate account for the Contracts.

2.2 The Fund represents and warrants that shares of the Designated Portfolios sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance in accordance with the laws of the Commonwealth of Massachusetts and sold in compliance with all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall file all notification filings related to the sale of shares of the Designated Portfolios in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

2.3 The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, although it may make such payments in the future subject to applicable law and after providing notice to the Company.

2.4 The Fund makes no representations as to whether any aspect of its operation, including but not limited to, investments policies, fees and expenses, complies with the insurance and other applicable laws of the various states, except that the Fund represents that it will cooperate with the Company with respect to any state insurance law restriction or requirement applicable to the Fund’s investments; provided, however, that the Fund reserves the right not to implement restrictions or take other actions required by state insurance law if the Fund or the Adviser determines that the implementation of the restriction or other action is not in the best interest of Fund shareholders.

2.5 The Fund represents that it is lawfully organized and validly existing as a business trust under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act. The Fund further represents and warrants that it is currently in compliance, and will remain in compliance, with all applicable laws, rules and regulations relating to consumer privacy, including, but not limited to, Regulation S-P.

2.6 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the shares of the Designated Portfolios in accordance with any applicable state and federal securities laws.

2.7 The Adviser represents and warrants that it is and shall remain duly registered as an investment adviser under all applicable federal laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

2.8 The Fund, the Adviser and the Underwriter represent and warrant that all their directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage required currently by Rule 17g-1 under the 1940 Act or such related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.9 The Company represents and warrants that (a) all its directors, officers, employees, investment advisers, and other individuals or entities employed or controlled by the Company dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage in an amount equal to the greater of the bond required under the preceding Section 2.8 or any amount required by applicable federal or state law or regulation; and (b) the aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees that this bond or another bond containing these provisions will always be in effect, and agrees to notify the Fund, the Adviser and the Underwriter in the event that such coverage no longer applies.

2.10 The Company represents and warrants that all shares of the Designated Portfolios purchased by the Company will be purchased on behalf of one or more unmanaged separate accounts that offer interests therein that are registered under the 1933 Act and upon which a registration fee has been or will be paid; and the Company acknowledges that the Fund intends to rely upon this representation and warranty for purposes of calculating SEC registration fees payable with respect to such shares of the Designated Portfolios pursuant to Form 24F-2 or any similar form or SEC registration fee calculation procedure that allows the Fund to exclude shares so sold for purposes of calculating its SEC registration fee. The Company agrees to cooperate with the Fund on no less than an annual basis to certify as to its continuing compliance with this representation and warranty.

2.11 The Company shall amend the Contracts registration statement and the Account 1940 Act registration statement from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law.

2.12 The Company represents and warrants that it is currently in compliance, and will remain in compliance, with all applicable anti-money laundering laws, regulations, and requirements. In addition, the Company represents and warrants that it has adopted and implemented policies and procedures reasonably designed to achieve compliance with the applicable requirements administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury.

2.13 The Company represents and warrants that it is currently in compliance, and will remain in compliance, with all applicable laws, rules and regulations relating to consumer privacy, including, but not limited to, Regulation S-P.

2.14 The Company represents and warrants that it has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures (“Late Trading Procedures”) designed to ensure that any and all orders relating to the purchase, sale or exchange of Fund shares communicated to the Fund, to be treated in accordance with Article I of this Agreement as having been received on a Business Day, have been received by the Valuation Time on such Business Day and were not modified after the Valuation Time, and that all orders received from Contract owners but not rescinded by the Valuation Time were communicated to the Fund or its designee as received for that Business Day. Each transmission of orders by the Company shall constitute a representation by the Company that such orders are accurate and complete and relate to orders received by the Company by the Valuation Time on the Business Day for which the order is to be priced and that such transmission includes all orders relating to Fund shares received from Contract owners but not rescinded by the Valuation Time. The Company agrees to provide the Fund or its designee with a copy of the Late Trading Procedures and such certifications and representations regarding the Late Trading Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Fund in writing of any material change to the Late Trading Procedures.

2.15 The Company represents and warrants that it has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures (“Market Timing Procedures”) designed to minimize any adverse impact on other Fund investors due to excessive trading. The Company agrees to provide the Fund or its designee with a copy of the Market Timing Procedures and such certifications and representations regarding the Market Timing Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Fund in writing of any material change to the Market Timing Procedures. The Parties agree to cooperate in light of any conflict between the Market Timing Procedures and actions taken or policies adopted by the Fund designed to minimize any adverse impact on other Fund investors due to excessive trading.

2.16 To the extent required by Rule 22c-2 under the 1940 Act or other applicable law, the Company agrees (a) to provide, promptly upon request by the Fund, the taxpayer identification number of all Contract owners that purchased, redeemed, transferred, or exchanged indirect investments in the Designated Portfolios, and the amount and dates of such Contract owner purchases, redemptions, transfers and exchanges; and (b) to execute any instructions from the Fund to restrict or prohibit further purchases or exchanges of indirect investments in the Fund by a Contract owner who has been identified by the Fund as having engaged in transactions in Fund shares (directly or indirectly) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of Fund shares.

2.17 Each Party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been authorized by all necessary corporate or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party, enforceable in accordance with its terms.

ARTICLE III

Prospectuses, Statements of Additional

Information, and Proxy Statements; Voting

3.1 The Fund shall provide (in hard copy, camera ready form or on diskette, as the Company may specify) the Company with as many copies of the Fund’s current prospectus for the Designated Portfolios as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the new prospectus) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for a Designated Portfolio is amended) to have the prospectus for the Contracts and the prospectus for the Designated Portfolios printed together in one document. Expenses with respect to the foregoing shall be borne as provided under Article V.

3.2 The Fund’s prospectus shall disclose that (a) the Fund is intended to be a funding vehicle for all types of variable annuity and variable life insurance contracts offered by Participating Insurance Companies and as an investment vehicle for Retirement Plans, (b) material irreconcilable conflicts of interest may arise, and (c) the Fund’s Board will monitor events in order to identify the existence of any material irreconcilable conflicts and determine what action, if any, should be taken in response to such conflicts. The Fund hereby notifies the Company that disclosure in the prospectus for the Contracts regarding the potential risks of mixed and shared funding may be appropriate. Further, the Fund’s prospectus shall state that the current Statement of Additional Information (“SAI”) for the Fund is available from the Fund, and the Fund shall provide a copy of such SAI to any owner of a Contract who requests such SAI and to the Company in such quantities as the Company may reasonably request. Expenses with respect to the foregoing shall be borne as provided under Article V.

3.3 The Fund shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders for the Designated Portfolios in such quantity as the Company shall reasonably require for distributing to Contract owners. Expenses with respect to the foregoing shall be borne as provided under Article V.

3.4 The Company shall:

(a) solicit voting instructions from Contract owners;

(b) vote the shares of each Designated Portfolio in accordance with instructions received from Contract owners; and

(c) vote shares of each Designated Portfolio for which no instructions have been received in the same proportion as shares of such Designated Portfolio for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company reserves the right to vote shares of each Designated Portfolio held in any separate account in its own right, to the extent permitted by law.

3.5 The Company shall be responsible for assuring that each of its separate accounts participating in a Designated Portfolio calculates voting privileges as required by the Shared Funding Exemption Order and consistent with any reasonable standards that the Fund has adopted or may adopt and that have been provided to the Company.

3.6 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, Section 16(b). Further, the Fund will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate from time to time with respect thereto. The Fund reserves the right, upon prior written notice to the Company (given at the earliest practicable time), to take all actions, including but not limited to, the dissolution, termination, merger and sale of all assets of the Fund or any Designated Portfolio upon the sole authorization of the Board, to the extent permitted by the laws of the Commonwealth of Massachusetts and the 1940 Act.

3.7 It is understood and agreed that (except with respect to information regarding the Fund, the Underwriter, the Adviser or Designated Portfolios provided in writing by the Fund, the Underwriter or the Adviser), none of the Fund, the Underwriter or the Adviser is responsible for the content of the prospectus or statement of additional information for the Contracts.

ARTICLE IV

Sales Material and Information

4.1 The Company shall furnish, or shall cause to be furnished, to the Fund or the Underwriter, each piece of sales literature or other promotional material (“sales literature”) that the Company develops or uses and in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named, at least eight business days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within eight business days after receipt of such material. The Fund or its designee reserves the right to reasonably object to the continued use of such material, and no such material shall be used if the Fund or its designee so object.

4.2 The Company shall not give any information or make any representation or statement on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for the shares of the Designated Portfolios, as such registration statement, prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

4.3 The Fund or the Underwriter shall furnish, or shall cause to be furnished, to the Company, each piece of sales literature that the Fund or Underwriter develops or uses in which the Company and/or its Account is named, at least eight business days prior to its use. No such material shall be used if the Company reasonably objects to such use within eight business days after receipt of such material. The Company reserves the right to reasonably object to the continued use of such material and no such material shall be used if the Company so objects.

4.4 The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus, or statement of additional information for the Contracts, as such registration statement, prospectus or statement of additional information may be amended or supplemented from time to time, or in published reports for the Accounts which are the public domain or approved by the Company for distribution to Contract owners, or in sales literature approved by the Company or its designee, except with the permission of the Company.

4.5 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolios, contemporaneously with the filing of such document(s) with the SEC or other regulatory authorities.

4.6 The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, shareholder reports, solicitations for voting instructions, sales literature, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Accounts and reference the Fund or the Adviser, contemporaneously with the filing of such document(s) with the SEC or other regulatory authorities.

4.7 For purposes of this Agreement, the phrase “sales literature” includes, but is not limited to, any of the following: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, electronic media, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e. any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, shareholder reports, proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

4.8 At the request of any party to this Agreement, any other party will make available to the requesting party’s independent auditors and/or representatives of the appropriate regulatory agencies, all records, data and access to operating procedures that may reasonably be requested in connection with compliance and regulatory requirements related to this Agreement or any party’s obligations under this Agreement.

ARTICLE V

Fees and Expenses

5.1 All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund, except and as further provided in Schedule B.

5.2 The Parties hereto shall bear the expenses of typesetting, printing and distributing the Fund’s prospectus, SAI, proxy materials and reports as provided in Schedule B. Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of the Designated Portfolio and the Accounts.

5.3 Administrative services to variable Contract owners shall be the responsibility of the Company and shall not be the responsibility of the Fund, Underwriter or Adviser. The Fund recognizes the Company as the sole shareholder of shares of the Designated Portfolios issued under the Agreement.

ARTICLE VI

Diversification and Qualification

6.1 The Fund will invest the assets of each Designated Portfolio in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, the Fund will, with respect to each Designated Portfolio, comply with Section 817(h) of the Code and Treasury Regulation § 1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations. In the event of a breach of this Article VI, the Fund will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the affected Designated Portfolio so as to seek to achieve compliance within the grace period afforded by Treasury Regulation § 1.817-5.

6.2 The Fund represents that each Designated Portfolio is currently qualified (and for new Designated Portfolios, intends to qualify) as a Regulated Investment Company under Subchapter M of the Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that a Designated Portfolio has ceased to so qualify or that a Designated Portfolio might not so qualify in the future.

6.3 The Company represents that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity insurance contracts, under applicable provisions of the Code, and that it will make every effort to maintain such treatment, and that it will notify the Fund, the Adviser and the Underwriter immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. The Company agrees that any prospectus offering a contract that is a “modified endowment contract” as that term is defined in Section 7702A of the Code (or any successor or similar provision), shall identify such contract as a modified endowment contract. In addition, the Company represents and warrants that each Account is a “segregated asset account” and that interests in each Account are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use every effort to continue to meet such definitional requirements, and it will notify the Fund, the Underwriter and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company represents and warrants that it will not purchase Fund shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

6.4 The Company agrees that if the Internal Revenue Service (“IRS”) asserts in writing in connection with any governmental audit or review of the Company (or, to the Company’s knowledge, of any Contract owner) that any Designated Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against the Fund, Underwriter or Adviser as a result of such a failure or alleged failure:

(a) The Company shall promptly notify the Fund, the Underwriter and the Adviser of such assertion or potential claim;

(b) The Company shall consult with the Fund, the Underwriter and the Adviser as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(c) The Company shall use its best efforts to minimize any liability of the Fund, the Underwriter and the Adviser resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent;

(d) Any written materials to be submitted by the Company to the IRS, any Contract owner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2)) shall be provided by the Company to the Fund, the Underwriter and the Adviser (together with any supporting information or analysis) within at least two (2) business days prior to submission;

(e) The Company shall provide the Fund, the Underwriter and the Adviser with such cooperation as the Fund, the Underwriter and the Adviser shall reasonably request (including, without limitation, by permitting the Fund, the Underwriter and the Adviser to review the relevant books and records of the Company) in order to facilitate review by the Fund, the Underwriter and the Adviser of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure;

(f) The Company shall not with respect to any claim of the IRS or any Contract owner that would give rise to a claim against the Fund, the Underwriter and the Adviser (i) compromise or settle any claim, (ii) accept any adjustment on audit, or (iii) forego any allowable administrative or judicial appeals, without the express written consent of the Fund, the Underwriter and the Adviser, which shall not be unreasonably withheld; provided that, the Company shall not be required to appeal any adverse judicial decision unless the Fund and the Adviser shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund, the Underwriter and the Adviser shall bear the costs and expenses, including reasonable attorney’s fees, incurred by the Company in complying with this clause (f).

ARTICLE VII

Potential Conflicts

7.1 The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including but not limited to: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Designated Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2 The Company and the Adviser will report any potential or existing conflicts of which each is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemption Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded. At least annually, and more frequently if deemed appropriate by the Board, the Company shall submit to the Adviser, and the Adviser shall at least annually submit to the Board, such reports, materials and data as the Board may reasonably request so that the Board may finally carry out the obligations imposed upon it by the conditions contained in the Shared Funding Exemption Order; and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Board. The responsibility to report such information and conflicts to the Board will be carried out with a view only to the interests of the contract owners.

7.3 If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and any other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (a) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Designated Portfolio and reinvesting such assets in a different investment medium, which may include another Designated Portfolio of the Fund, or submitting to a vote of all affected contract owners the question whether such segregation should be implemented and, as appropriate, segregating the assets of any appropriate group (i.e. annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

7.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the affected Account’s investment in any Designated Portfolio and terminate this

Agreement with respect to such Account provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. The Company will bear the cost of any remedial action, including such withdrawal and termination. No penalty will be imposed by the Fund upon the affected Account for withdrawing assets from the Fund in the event of a material irreconcilable conflict. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the effective date of such termination the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of such Designated Portfolio.

7.5 If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account’s investment in the affected Designated Portfolio and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the effective date of such termination, the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of such Designated Portfolios.

7.6 For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict; but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contract if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw an Account’s investment in any Designated Portfolio and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

7.7 If and to the extent that Rule 6e-2 and Rule 6e-3(T) of the 1940 Act are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemption Order) on terms and conditions materially different from those contained in the Shared Funding Exemption Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 3.6, 7.1, 7.2, 7.3, 7.4 and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII

Indemnification

8.1 Indemnification by the Company

(a) The Company agrees to indemnify and hold harmless the Fund, the Adviser, the Underwriter and each of their officers, trustees, directors and each person, if any, who controls the Fund, the Adviser or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the shares of the Designated Portfolios or the Contracts and;

(i)	arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus, or statement of additional information for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Fund for use in the Registration Statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature for the Contracts (for any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or shares of the Designated Portfolios; or

(ii)	arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus, SAI or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its authorization or control, with respect to the sale or distribution of the Contracts or shares of the Designated Portfolios; or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, prospectus, SAI or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

(iv)	arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Article VI of this Agreement); or

(v)	arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in any Registration Statement, prospectus, statement of additional information or sales literature for any Unaffiliated Fund, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or otherwise pertain to or arise in connection with the availability of any Unaffiliated Fund as an underlying funding vehicle in respect of the Contracts; or

(vi)	arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

(vii)	as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement.

(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Company has been prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense provided, however, that no such settlement shall, without the Indemnified Parties’ written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Indemnified Parties will promptly notify the Company of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund’s registration statement under the 1933 Act or prospectus, (ii) any request by the SEC for any amendment to such registration statement or prospectus that may affect the offering of shares of the Fund, (iii) the initiation of any litigation or proceedings for that purpose or for any other purpose relating to the registration or offering of the Fund’s shares, of (iv) any other action or circumstances that may prevent the lawful offer or sale of shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by the Company. The Fund and Adviser will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

8.2 Indemnification by the Underwriter and the Adviser

(a) The Underwriter and the Adviser agree to indemnify and hold harmless the Company and its broker-dealer subsidiary and each of their directors and officers and each person, if any, who controls the Company or its broker-dealer subsidiary within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of shares of the Designated Portfolios or the Contracts; and

(i)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectus or SAI of the Fund or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter, Adviser or Fund by or on behalf of the Company for use in the Registration Statement or prospectus for the Fund or its sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or shares of the Designated Portfolios; or

(ii)	arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund or Underwriter or person under their control with respect to the sale or distribution of the Contracts or shares of the Designated Portfolios; or

(iii)	arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus or sales literature for the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

(iv)	arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v)	arise out of or result from any material breach of any representation and/or warranty made by the Underwriter or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter;

(vi)	as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

(b) The Underwriter and the Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable.

(c) The Underwriter and the Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter or the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter or the Adviser of any such claim shall not relieve the Underwriter or the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Underwriter or the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Party, the Underwriter or the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Underwriter and the Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at is own expense; provided, however, that no such settlement shall, without the Indemnified Parties’ written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Underwriter or the Adviser to such party of the Underwriter’s or the Adviser’s election to assume the defense thereof the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter or the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Company and its broker-dealer subsidiary agree promptly to notify the Fund, the Underwriter or the Adviser (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account relating to the Contracts, (ii) any request by the SEC for any amendment to the registration statement or Account prospectus that may affect the offering of shares of the Fund, (iii) the initiation of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account for that purpose or for any other purpose relating to the registration or offering of each Account’s interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. The Company will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

8.3 Indemnification By the Fund

(a) The Fund agrees to indemnify and hold harmless the Company and its broker-dealer subsidiary and each of their directors and officers and each person, if any, who controls the Company or its broker-dealer subsidiary within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund); or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereto) or settlements, are related to the operations of the Fund and:

(i)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectus or SAI of the Fund or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnify Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the Registration Statement or prospectus for the Fund or its sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or shares of the Designated Portfolios;

(ii)	or arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund or Underwriter or person under their control with respect to the sale or distribution of the Contracts or shares of the Designated Portfolios; or

(iii)	arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus or sales literature of the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

(iv)	arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and qualification requirements specified in article VI of this Agreement); or

(v)	arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

(vi)	as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

(b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter, the Adviser or the Accounts, whichever is applicable.

(c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Fund has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties’ written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Fund to such party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Company, its broker-dealer subsidiary, the Adviser and the Underwriter agree to notify the Fund promptly of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of any Account, or the sale or acquisition of shares of the Designated Portfolios.

ARTICLE IX

Applicable Law

9.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

9.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from the statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemption Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X

Termination

10.1 This Agreement shall continue in full force and effect until the first to occur of:

(a) termination by any party, for any reason with respect to any Designated Portfolio, by 6 months’ advance written notice delivered to the other Parties; or

(b) termination by the Company by written notice to the Fund, the Adviser and the Underwriter with respect to any Designated Portfolio based upon the Company’s reasonable and good faith determination that shares of such Designated Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c) termination by the Company by written notice to the Fund, the Adviser and the Underwriter with respect to any Designated Portfolio if the shares of such Designated Portfolio are not registered, issued or sold in accordance with applicable state and/or federal securities laws or such law precludes the use of such shares to fund the Contracts issued or to be issued by the Company; or

(d) termination by the Fund, the Adviser or Underwriter in the event that administrative proceedings are instituted against the Company or any affiliate by the NASD, the SEC, or the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the shares of a Designated Portfolio or the shares of any Unaffiliated Fund, provided, however, that the Fund, the Adviser or Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e) termination by the Company in the event that formal administrative proceedings are instituted against the Fund, the Adviser or Underwriter by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Underwriter to perform its obligations under this Agreement; or

(f) termination by the Company by written notice to the Fund, the Adviser and the Underwriter with respect to any Designated Portfolio in the event that such Designated Portfolio ceases to qualify or the Company reasonably believes such Designated Portfolios may fail to so qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Article VI hereof; or

(g) termination by the Fund, the Adviser or Underwriter by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Article VI hereof; or

(h) termination by any of the Fund, the Adviser or the Underwriter by written notice to the Company, if any of the Fund, the Adviser or the Underwriter, respectively, shall determine, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, insurance company rating or prospects since the date of this Agreement or is the subject of material adverse publicity, and that material adverse change or publicity will have a material adverse effect on the Company’s ability to perform its obligations under this Agreement; or

(i) termination by the Company by written notice to the Fund, the Adviser and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, the Adviser or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse effect on the Fund’s or the Underwriter’s ability to perform its obligations under this Agreement; or

(j) at the option of the Company, as one party, or the Fund, the Adviser and the Underwriter, as one party, upon the other party’s material breach of any provision of this Agreement upon 30 days’ written notice and opportunity to cure.

10.2 Effect of Termination. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall, at the option of the Company, continue to make available additional shares of a Designated Portfolio pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, the owners of the Existing Contracts may in such event be permitted to reallocate investments in the Designated Portfolios, redeem investments in the Designated Portfolios and/or invest in the Designated Portfolios upon the making of additional purchase payments under the Existing Contracts. The Parties agree that this Section 10.2 shall not apply to any termination under Article VII and the effect of such Article VII termination shall be governed by Article VII of this Agreement. The Parties further agree that this Section 10.2 shall not apply to any termination under Section 10.1(g) of this Agreement.

10.3 Notwithstanding any termination of this Agreement, each party’s obligation under Article VIII to indemnify the other Parties shall survive.

ARTICLE XI

Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

Calamos Advisors Trust

2020 Calamos Court

Naperville, Illinois 60563

Attention: Secretary

If to the Company:

TIAA CREF Life Insurance Company

730 Third Avenue

New York, New York 10017-3206

Attention: Secretary

If to the Adviser:

Calamos Advisors LLC

2020 Calamos Court

Naperville, Illinois 60563

Attention: Secretary

If to the Underwriter:

Calamos Financial Services LLC

2020 Calamos Court

Naperville, Illinois 60563

Attention: Secretary

ARTICLE XII

Foreign Tax Credits

The Fund and the Adviser agree to consult with the Company concerning whether any Designated Portfolio qualifies to provide a foreign tax credit pursuant to Section 853 of the Code.

ARTICLE XIII

Confidentiality

13.1 The Fund, Adviser and Underwriter (collective, the “Recipients” for purposes of this Article XIII) acknowledge that the identities of the customers of the Company or any of its affiliates (collectively, the “Company Protected Parties” for purposes of this Article XIII), information maintained regarding those customers, and all computer programs and procedures or other information developed by the Company Protected Parties or any of their employees or agents in connection with Company’s performance of its duties under this Agreement are the valuable property of the Company Protected Parties. The Recipients agree that if they come into possession of any list or compilation of the identities of or other information about the Company Protected Parties’ customers, or any other information or property of the Company Protected Parties, other than such information as may be independently developed or compiled by the Recipients from information supplied to them by the Company Protected Parties’ customers who also maintain accounts directly with the Recipients, the Recipients will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Company’s prior written consent; or (b) as required by law or judicial process. Further, the Recipients agree to take reasonable precautions to prevent any unauthorized use, disclosure, publication or dissemination of such information or other property.

13.2 The Company acknowledges that the identities of the customers of the Fund or any of its affiliates (collectively, the “Fund Protected Parties” for purposes of this Article XIII), information maintained regarding those customers, and all computer programs and procedures or other information developed by the Fund Protected Parties or any of their employees or agents in connection with the Fund’s performance of its duties under this Agreement are the valuable property of the Fund Protected Parties. The Company agrees that if it comes into possession of any list or compilation of the identifies of or other information about the Fund Protected Parties’ customers or any other information or property of the Fund Protected Parties, other than such information as may be independently developed or compiled by the Company from information supplied to it by the Fund Protected Parties’ customers who also maintain accounts directly with the Company, the Company will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Fund’s prior written consent; or (b) as required by law or judicial process. Further, the Company agrees to take reasonable precautions to prevent any unauthorized use, disclosure, publication or dissemination of such information of other property.

13.3 Each party acknowledges that any breach of the agreements in this Article XIII would result in immediate and irreparable harm and significant injury to the other parties that may be difficult to ascertain and for which there would be no adequate remedy at law, and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

ARTICLE XIV

Trademarks and Fund Names

14.1 Except as may otherwise be provided in a License Agreement among the applicable parties, neither the Company or any of its respective affiliates shall use any trademark, trade name, service mark of logo of the Fund, Adviser or the Underwriter, or any of their respective affiliates, or any variation of any such trademark, trade name, service mark or logo, without the Fund’s or the Adviser’s prior written consent, the granting of which shall be at the Fund’s or the Adviser’s sole option.

14.2 Except as otherwise expressly provided in this Agreement, neither the Fund, Adviser or the Underwriter, or any affiliates thereof, shall use any trademark, trade name, service mark or logo of the Company or any of its affiliates, or any variation of any such trademark, trade name, service mark or logo, without the Company’s prior written consent, the granting of which shall be at the Company’s sole option.

ARTICLE XV

Miscellaneous

15.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

15.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

15.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

15.4 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

15.5 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the Parties hereto are entitled to under state and federal laws.

15.6 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all Parties hereto.

15.7 All persons are expressly put on notice of the Fund’s Agreement and Declaration of Trust and all amendments thereto, all of which are on file with the Secretary of the Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of the Fund by its representatives as such representatives and not individually, and the obligations of the Fund with respect to a Designated Portfolio hereunder are not binding upon any of the trustees, officers or shareholders of the Fund individually, but are binding upon only the assets and property of such Designated Portfolio. All Parties dealing with the Fund with respect to a Designated Portfolio shall look solely to the assets of such Designated Portfolio for the enforcement of any claims against the Fund hereunder.

15.8 This Agreement has been executed on behalf of each party by officers in their capacities as such. The obligations of this Agreement shall not be individually binding on any shareholder, trustee, director, officer or employee of any such party.

15.9 No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser and the Fund, and the Underwriter and the Fund.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in its name and on behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

COMPANY:	TIAA CREF Life Insurance Company

By:
Title:

FUND:	Calamos Advisors Trust

By:
Title:

ADVISER:	Calamos Advisors LLC

By:
Title:

UNDERWRITER:	Calamos Financial Services LLC

By:
Title:

AMENDMENT TO PARTICIPATION AGREEMENT

SCHEDULE A

Name of Separate Account and Date

Established by Board of Directors

TIAA-CREF Separate Account VLI-1

May 23, 2001

Contracts Funded

by Separate Account

Intelligent Life Flexible Premium Variable Universal Life Policy

Designated Portfolios

Calamos Growth and Income Fund

SCHEDULE B

EXPENSES

In the event the prospectus, SAI, annual report or other communication of the Fund is combined with a document of another party, the Fund will pay the costs based upon the relative number of pages attributable to the Fund.

ITEM	FUNCTION	RESPONSIBLE PARTY
PROSPECTUS

Update	Typesetting	Fund

New Sales:	Printing Distribution	Company Company

Existing Owners	Printing	Fund
	Distribution	Fund

STATEMENTS OF ADDITIONAL INFORMATION	Same as Prospectus	Same

PROXY MATERIALS OF THE FUND	Typesetting Printing Distribution	Fund Fund Fund

PROXY MATERIALS OF THE FUND IF REQUIRED AS RESULT OF COMPANY ACTION	Typesetting Printing Distribution	Company Company Company

ANNUAL REPORTS & OTHER COMMUNICATIONS WITH SHAREHOLDERS OF THE FUND

All	Typesetting	Fund

Marketing	Printing Distribution	Company Company

Existing Owners:	Printing Distribution	Fund Fund

OPERATIONS OF FUND	All operations and related expenses, including the cost of registration and qualification of the Fund’s shares, preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, the preparation of all statements and notices required by any federal or state law and all taxes on the issuance of the Fund’s shares, and all costs of management of the business affairs of the Fund.	FUND